Exhibit e(1)d

SCHEDULE A

Dated August 1, 2012

The following is a restatement to the existing Schedule A of the Amended and Restated Distribution Agreement between the Manning & Napier Fund, Inc. and Manning & Napier Investor Services, Inc.:

Name of Series

Small Cap Series
Pro-Blend Maximum Term Series
Technology Series
Pro-Blend Conservative Term Series
High Yield Bond Series
International Series
Tax Managed Series
Life Sciences Series
Global Fixed Income Series
Pro-Blend Moderate Term Series
Pro-Blend Extended Term Series
New York Tax Exempt Series
Ohio Tax Exempt Series
Diversified Tax Exempt Series
World Opportunities Series
Equity Series
Overseas Series
Financial Services Series
Core Bond Series
Core Plus Bond Series
Target Income Series
Target 2010 Series
Target 2015 Series
Target 2020 Series
Target 2025 Series
Target 2030 Series
Target 2035 Series
Target 2040 Series
Target 2045 Series
Target 2050 Series
Target 2055 Series
Dividend Focus Series
Real Estate Series
Emerging Markets Series
Inflation Focus Equity Series
Non-U.S. Equity Select Series
U.S. Equity Select Series
Global Equity Select Series
Strategic Income Conservative Series
Strategic Income Moderate Series